EXHIBIT 3


                            ARTICLES OF INCORPORATION
                                       OF
                              INFOPAC SYSTEMS, INC.

         The undersigned, for the purpose of forming a corporation under and pursuant to the provisions of Chapter 302A of the Minnesota Statutes, does hereby adopt the following Articles of Incorporation:

                                    ARTICLE I

         The name of this corporation shall be Infopac Systems, Inc.

                                   ARTICLE II

         The address of the registered office of the corporation is 19131 Industrial Blvd., Elk River, Minnesota 55330.

                                   ARTICLE III

         The corporation shall be authorized to issue Ten Million (10,000,000) shares of common stock with no par value. No shareholder of the corporation shall have any preemptive right to subscribe to or purchase any new or additional shares of any class of stock of this corporation. Each shareholder shall be entitled to one vote per share and there shall be no cumulative voting rights.

                                   ARTICLE IV

The name and address of the incorporator of the corporation is

                             Milo F. Hennemann
                             251 Elk Hills Drive
                             Elk River, Minnesota 55330

                                    ARTICLE V

The name and address of the first directors of the corporation are

                             Milo F. Hennemann
                             251 Elk Hills Drive
                             Elk River, Minnesota 55330

                             Douglas Dupuis
                             P.O. Box 337
                             Bismark, North Dakota 58502

         IN WITNESS WHEREOF, I have hereunto set my hand this 30th day of December, 1983.



                                       -----------------------------------------
                                       Milo F. Hennemann


STATE OF MINNESOTA)

COUNTY OF SHERBURNE)

         On this 30th day of December, 1983, before me, a Notary Public, personally appeared Milo F. Hennemann, to me known to be the person named in and who executed the foregoing instrument and who acknowledged to me that he executed the foregoing, and he acknowledged to me that he executed the same as his free act and deed and for the uses and purposes therein expressed.



                                       -----------------------------------------
                                       Notary Public

                              ARTICLES OF AMENDMENT
                          OF ARTICLES OF INCORPORATION
                                       OF
                              INFOPAC SYSTEMS, INC.


         I, Milo F. Hennemann, President of Infopac Systems, Inc., a Minnesota corporation, do hereby certify that the following resolutions pertaining to the adoption of Article VI of the corporation's Articles of Incorporation were approved by the affirmative vote of a majority of the shares of common stock represented at a meeting of the shareholders of this corporation held on Wednesday, November 30, 1988.

         RESOLVED:

                  There shall be added to the Articles of Incorporation of this corporation a new article to be designated as Article VI, said new
         Article VI to read as follows:

                                   ARTICLE VI
                        LIMITATION OF DIRECTOR LIABILITY

         A director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) based on a breach of the duty of loyalty to the corporation or its shareholders; (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) under Section 302A.559 or 80A.23 of the Minnesota Statutes; (iv) for any transaction from which the director derived an improper personal benefit; or
(v) for any act or omission occurring prior to the date this Article VI becomes effective. If, after the adoption of this Article VI, the Minnesota Business Corporation Act is amended to authorize the further elimination of or limitation on the liability of directors, then, in addition to the limitation of personal liability provided herein, the liability of a director of the corporation shall be limited to the fullest extent permitted by such amended Act. If, after the adoption of this Article VI, this Article VI or the Minnesota Business Corporation Act is amended to adversely affect any elimination of or limitation on the personal liability of a director of the corporation, any such amendment shall be prospective only and shall not adversely affect any elimination of or limitation on the personal liability of a director of the corporation existing at the time of such amendment.

RESOLVED
FURTHER:

         The President of this corporation is hereby authorized and directed to make, execute and acknowledge Articles of Amendment embracing the foregoing resolution and to cause such Articles of Amendment to be filed for record in the manner required by law.

         IN WITNESS WHEREOF, I have hereto set my hand this 30th day of November, 1988.



                                       -----------------------------------------
                                       Milo F. Hennemann
                                       President

                              ARTICLES OF AMENDMENT

                                       OF

                              INFOPAC SYSTEMS, INC.


         The undersigned corporation hereby adopt the following Articles of Amendment, which replace the following Articles:


                                    ARTICLE I

         The name of the corporation is Inter-Con/PC, Inc.

                                   ARTICLE II

         The address of the registered office of the corporation is 7667 Equitable Drive, Suite 101, Eden Prairie, MN 55344.

                                   ARTICLE III

         The corporation shall be authorized to issue 50,000,000 shares of common stock.

         IN WITNESS WHEREOF, this amendment to the Articles of Incorporation is executed the 9th day of June, 1999.


                                       /s/ Michael P. Ferderer
                                       -----------------------------------------
                                       Michael P. Ferderer




         The amendment was adopted by the shareholders, on the 8th day of June, 1999.


                                       /s/ Michael P. Ferderer
                                       -----------------------------------------
                                       Michael P. Ferderer

                                   BY-LAWS OF
                             INFOPAC SYSTEMS, INC.

                                    ARTICLE I

                                     Offices


Section 1. Registered Office.

The address of the registered office of the corporation is 19131 Industrial Blvd., Elk River, Mn. 55330. The registered office need not be identical with the principal office of the corporation and may be changed from time to time by the Board of Directors.

Section 2. Other Offices.

The corporation may have other offices at such other places within and without the State of Minnesota as the Board of Directors may from time to time determine.

                                   ARTICLE II

                            Meetings of Shareholders

Section 1. Place of Meeting.

All meetings of the shareholders of this corporation shall be held at its principal office unless some other place for any such meeting within or without the State of Minnesota be designated by the Board of Directors in the written notice of meeting.

Section 2. Annual Meeting.

The annual meeting of the shareholders of this corporation shall be held on the first Monday in April of each year or on such other date during the calendar year as may be designated by the Board of Directors in the written notice of meeting which written notice of meeting shall designate the time of meeting and the place of meeting if other than the corporation's principal office. At the annual meeting the shareholders shall elect a Board of Directors and transact such other business as may be properly brought before the meeting. If an annual meeting is not held during any calendar year, or if the directors are not elected thereat, the directors may be elected at a special meeting of the shareholders called for that purpose which special meeting shall be called upon the demand of any shareholder entitled to vote, which demand for and call of said special meeting shall be in accordance with the provisions of Section 3 of this Article relating to demands for call of a special meeting of shareholders.

         Section 3. Special meetings. Special meetings of the shareholders, for any purpose or purposes, may be called by the President and, in his absence, by the Vice-President, or by the Board of Directors or any two or more members thereof, or in the manner hereinafter provided by one or more shareholders holding not less than one-tenth of the voting power of the shareholders. Upon request, in writing by registered mail or delivered in person to the President, Vice President or Secretary, by any person or persons entitled to call a meeting of shareholders, it shall be the duty of such officer forthwith to cause notice to be given to the shareholders


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


entitled to vote, of a meeting to be held at such time as such officer shall fix, not less than ten (10) nor more than sixty (60) days after the receipt of such request. The officer shall not fix a date which unduly delays the meeting or shall have the effect of defeating the purpose of the meeting. Business transacted at any special meeting of shareholders shall be limited to the purpose or purposes stated in the notice of meeting.

         Section 4. Notice of Meetings. Written notice of the annual meeting stating the time and place thereof shall be given to each shareholder of record entitled to vote at such meeting at least ten (10) days prior to the date of such annual meeting. Written notice of all special meetings of shareholders stating the time, place and purposes thereof shall also be given to each shareholder of record entitled to vote at such meeting at least five (5) days before the date fixed for such meeting. All notices of meeting shall be mailed to each shareholder at his address as it appears on the stock transfer books of the corporation and shall be deemed delivered when deposited in the United States mail, thereon prepaid. Notices given by telegram shall be deemed to be delivered when the telegram is delivered to the telegraph company properly addressed and prepaid. Any shareholder may waive notice of any meeting.

         Section 5. Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of share-holders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the corporation may, but need not, fix a date as the record date for any such determination of shareholders, which record date however, shall in no event be more than sixty (60) days prior to any such intended action or meeting.

         Section 6. Quorum. A majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. Any business may be transacted at the meeting held pursuant to the adjournment and at which a quorum shall be present or represented, which might have been transacted at the adjourned meeting. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

         Section 7. Voting and Proxies. At each meeting of the shareholders every shareholder shall be entitled to one vote in person or by proxy for each share of capital stock held by such shareholder, but no proxy shall be entitled to vote after eleven (11) months from the date of its execution, unless otherwise provided in the proxy. Every proxy shall be in writing (which shall include telegraphing, cabling or telephotographic transmission), and shall be filed with the Secretary of the corporation before or at the time of the meeting. All questions regarding the qualification of voters, the validity of proxies and the acceptance or rejection of votes shall be decided by the presiding officer of the meeting. When a quorum is present at any meeting, the vote of the holders of the majority of the shares having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the Articles of Incorporation or these By-Laws a different vote is required, in which case such express provision shall govern and control the decision of such question.

         Section 8. Informal Action by Shareholders. Any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders of record entitled to vote as of the date of such resolution.

                                   ARTICLE III

                                    Directors

         Section 1. General Powers. The business and the property of the corporation shall be managed and controlled by its Board of Directors. The directors may exercise all such powers and do all such things as may be exercised or done by the corporation, subject to the provisions of the Articles of Incorporation, these By-Laws and all applicable law.

         Section 2. Number, Tenure and Qualification. The number of directors which shall constitute the whole Board of Directors shall be three or as otherwise fixed from time to time by resolution of the shareholders subject to increase by resolution of the Board of Directors. No decrease in the number of directors pursuant to this section shall effect the removal of any director then in office except upon compliance with the provisions of Section 8 of this Article. Each director shall be elected at the annual meeting of shareholders, except as provided in Section 7 of this Article, and shall hold office until the next annual meeting of shareholders and thereafter until his successor is duly elected, and qualified, unless a prior vacancy shall occur by reason of his death, resignation or removal from office. Directors need not be shareholders.

         Section 3. Regular Meetings. A regular meeting of the Board of Directors shall be held immediately after, and at the same place as, the annual meeting of shareholders. Other regular meetings of the Board of Directors may be held at such time and at such place as shall from time to time be determined by the Board of Directors.

         Section 4. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the President, or in his absence, by the Vice-President, or shall be called by the Secretary on the written request of any two (2) directors. The person or persons authorized to call special meetings may fix the time and place, either within or without the State of Minnesota for any such special meeting.

         Section 5. Notice of Meetings. Ten (10) days' written notice of the annual meeting of directors and of all regular meetings of directors shall be given to all directors. Such notices shall be deemed delivered when deposited in the United States mail properly addressed, with postage thereon prepaid.

         Two (2) days' written notice of all special meetings of the Board of Directors shall be given to each director. In the event that notice is given by mail, such notice shall be mailed at least four (4) days prior to the special meeting and shall be deemed delivered when deposited in the United States mail properly addressed, with postage thereon prepaid.

         Notice given by telegram shall be deemed to be delivered when the telegram is delivered to the telegraph company properly addressed and prepaid.

         Any director may waive notice of any meeting. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, unless his attendance is for the express purpose of objecting to the transaction of business on grounds that the meeting is not lawfully called or convened.

         Section 6. Quorum and Voting. A majority of the directors then in office shall constitute a quorum for the transaction of business at any regular or special meeting of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, a majority of the directors present may adjourn the meeting from time to time without further notice. The act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as to any question upon which any different or greater vote is required by the Articles of Incorporation, these By-Laws or Minnesota Statutes.

         Section 7. Vacancies and Newly Created Directorships. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the directors remaining in office even though said remaining directors may be less than a quorum; any newly created directorship resulting from an increase in the authorized number of directors by action of the Board of Directors may be filled by a two-thirds vote of the directors serving at the time of such increase; or said vacancy or newly created directorship may be filled by resolution of the shareholders at any annual meeting or at any special meeting called for that purpose. Unless a prior vacancy occurs by reason of his death, resignation or removal from office, any director so elected shall hold office until the next annual meeting of shareholders and until his successor is duly elected and qualified.

         Section 8. Removal of Directors. The entire Board of Directors or any director or directors may be removed from office, with or without cause, at any special meeting of the shareholders, duly called for that purpose as provided in these By-Laws, by a vote of the shareholders holding a majority of the shares entitled to vote at an election of directors. At such meeting a successor or successors may be elected by the vote of the holders of the majority of the shares having voting power present in person or represented by proxy, or if any such vacancy is not so filled, it may be filled by the directors as provided in
Section 7 of this Article.

         Section 9. Executive Committee. The Board of Directors may, by unanimous resolution of all directors then in office, appoint an Executive Committee of three or more directors to meet and act on behalf of the Board of Directors between meetings of the Board. The Executive Committee shall advise and aid the officers of the corporation in all matters concerning the management of its business, and between meetings of directors the Executive Committee shall possess and may exercise all the powers of the Board of Directors with reference to the conduct of the business of the corporation, except the power to fill vacancies in their own membership, which vacancies shall be filled by the Board of Directors. The Executive Committee shall meet at stated times or on notice to all members. It shall fix its own rules of procedure. A majority of the committee shall constitute a quorum but the affirmative vote of a majority of the whole committee shall be necessary on every item of business. The Executive Committee shall keep regular minutes of its proceedings and report the same to the Board of Directors.

         Section 10. Other Committees. The Board of Directors may appoint such other committees and delegate to such committees such powers and responsibilities as it may from time to time deem appropriate.

         Section 11. Action in Writing. Any action which might be taken at a meeting of the Board of Directors or of a lawfully constituted executive committee thereof may be taken without a meeting if such action is taken in writing and signed by all of the directors then in office or by all of the members of such committee, as the case may be.

         Section 12. Meeting by Means of Conference Telephone. Members of the Board of Directors of the corporation, or any committee designated by such Board, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this section shall constitute presence in person at such meeting.

                                   ARTICLE IV

                                    Officers

         Section 1. Number. The officers of the corporation shall be elected by the Board of Directors and shall include a President, one or more Vice-Presidents, a Secretary and a Treasurer. The Board of Directors may also appoint such other officers and assistant officers as it may deem necessary. Except as provided in these By-Laws, the Board of Directors shall fix the powers, duties and compensation of all officers. Officers may, but need not, be directors of the corporation.

         Section 2. Election and Term of Office. Officers shall be elected at each annual meeting of the Board of Directors and shall hold office at the pleasure of the Board. An officer shall hold office until his successor shall have been duly elected unless prior thereto he shall have resigned or been removed from office as hereinafter provided.

         Section 3. Removal and Vacancies. Any officer or agent elected or appointed by the Board of Directors may be removed with or without cause at any time by the vote of a majority of the Board of Directors. Any vacancy in any office of the corporation shall be filled by the Board of Directors.

         Section 4. President. The President shall be the chief executive officer of the corporation, shall preside at all meetings of the shareholders and the Board of Directors, shall have general and active management of the business of the corporation, and shall see that all orders and resolutions of the Board of Directors are carried into effect. He shall have the general powers and duties usually vested in the office of the President and shall have such other powers and perform such other duties as the Board of Directors may from time to time prescribe.

         Section 5. Vice-Presidents. The Vice-President, or Vice-Presidents in case there are more than one, shall have such powers and perform such duties as the President or the Board of Directors may from time to time prescribe. In the absence of the President or in the event of his death, inability or refusal to act, the Vice-President or in the event there be more than one Vice-President, the Vice-Presidents in the order designated at the time of their election, or in the absence of any designation, then in the order of their election, shall perform the duties of the President and when so acting, shall have all the powers of and be subject to all of the restrictions upon the President.

         Section 6. Secretary. The Secretary shall attend all meetings of the Board of Directors and of the shareholders and record all votes and the minutes of all proceedings of the Board of Directors and of the shareholders in a book to be kept for that purpose. He shall keep the stock books of the corporation. He shall give or cause to be given notice of all meetings of the shareholders and of special meetings of the Board of Directors, and shall perform such other duties and have such other powers as the President or the Board of Directors may from time to time prescribe.

         Section 7. Treasurer. The Treasurer shall have the care and custody of the corporate funds and securities of the corporation and shall disburse the funds of the corporation as may be ordered from time to time by the President or the Board of Directors. He shall keep full and accurate account of a11 receipts and disbursements in books belonging to the corporation and shall have such other powers and perform such other duties as the President or the Board of Directors may from time to time prescribe.

         Section 8. Other Officers. The Assistant Secretaries and Assistant Treasurers in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the Secretary or Treasurer, perform the duties and exercise the powers of the Secretary and Treasurer respectively. Such Assistant Secretaries and Assistant Treasurers shall have such other powers and perform such other duties as the President or the Board of Directors may from time to time prescribe. Any other officers appointed by the Board of Directors shall hold office for the term established by the Board of Directors and shall have such powers, perform such duties and be responsible to such other officer as the Board of Directors may from time to time prescribe.

                                   ARTICLE V

                             Certificates of Stock

         Section 1. Certificates. Certificates representing shares of the corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the President or a Vice-President and by the Secretary or an Assistant Secretary. If a certificate is signed (1) by a transfer agent or an assistant transfer agent or (2) by a transfer clerk acting on behalf of the corporation and a registrar, the signature of any such President, Vice-President, Secretary or Assistant Secretary may be a facsimile. In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on any such certificate or certificates, shall cease to be such officer or officers of the corporation, whether because of death, resignation or otherwise, before such certificate or certificates have been delivered by the corporation, such certificate or certificates may nevertheless be adopted by the corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the corporation. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued with the number of shares and date of issue shall be entered on the stock transfer books of the corporation. All certificates surrendered to the corporation or the transfer agent for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed or mutilated certificate, a new one may be issued therefor upon such terms and indemnity to the corporation as the Board of Directors may prescribe.

         Section 2. Transfer of Shares. Transfer of shares of the corporation shall be made only on the stock transfer books of the corporation by the holder of record thereof or by his legal representative who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation, and on surrender of such shares to the corporation or the transfer agent of the corporation. The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.

                                   ARTICLE VI

                      Contracts, Loans, Checks and Deposits

         Section 1. Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

         Section 2. Loans. No loans shall be contracted on behalf of the corporation, and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

         Section 3. Checks, Drafts, etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

         Section 4. Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositaries as the Board of Directors may select.

                                   ARTICLE VII

                                 Indemnification

         Section 1. Indemnification. The corporation acting through its Board of Directors, or as otherwise provided in this By-Law, shall as fully as may be permitted from time to time by the statutes and decisional law of the State of Minnesota or by any other applicable rules or principles of law indemnify each officer of the corporation against the expense of any action to which he was or is a party or is threatened to be made a party by reason of the fact that he is or was an officer of the corporation. Any provision in these By-Laws which would prevent the indemnification of an officer to the full extent permitted by law as it may from time to time be expanded by statute, decision of court or otherwise, shall be deemed amended to conform to such expanded right of indemnification without formal action by the Board of Directors or shareholders.


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


         Section 2. Definitions. As used in this By-Law: (i) The term "officer" means any person who is, was or may hereafter be a director, officer, employee or agent of this corporation or, at the request of this corporation, of any other corporation or of any partnership, joint venture, trust or other enterprise and the rights of indemnification under this By-Law shall inure to the benefit of the heirs, executors and administrators of any of such persons,
(ii) the term "action" means any threatened, pending or completed action, suit or proceeding, wherever brought, whether civil, criminal, administrative or investigative including those by or in the right of the corporation and whether or not involving an act or omission of an officer in his capacity as such and whether or not he is an officer at the time of such action, and (iii) the term "expenses of any action" shall include attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with an action.

         Section 3. Standard of Conduct. An officer shall be indemnified with respect to any action (other than an action by or in the right of the corporation to procure a judgment in its favor) if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and if it is a criminal action, he had no reasonable cause to believe his conduct was unlawful. If the action be one by or in the right of the corporation to procure a judgment in its favor, then in addition to the requirements of the preceding sentence, an officer shall be indemnified only if he is not adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation or if he is adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation, then he shall be indemnified only to the extent that the court in which such action was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper. If he is successful on the merits or otherwise in defense of any action, an officer shall be indemnified for expenses actually and reasonably incurred by him in connection with such action. In all other cases (other than an action in which the officer is successful on the merits or otherwise in defense of such action or in an action by or in the right of the corporation to procure a judgment in its favor where the officer has been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation), an officer shall be indemnified, unless ordered by a court, only as authorized in the specific case upon a determination that indemnification of the officer is proper in the circumstances because he has met the applicable standard of conduct set forth above. Such determination shall be made by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, or if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or by the shareholders. The determination may be made that he is entitled to indemnification as to some matters even though not so entitled as to others. The termination of any action by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the officer did not act in a manner entitling him to indemnification under this By-Law.

         Section 4. Determination of Conduct. Except where an officer is successful on the merits or otherwise in the defense of an action and except where a court determination is required by law for indemnification in an action by or in the right of the corporation, an officer shall first seek a determination that he met the applicable standard of conduct set forth above from the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, or if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or by the shareholders, it being the belief of this corporation that the best judges of an officer's conduct are those familiar with the business activities of the corporation. In the event that it is determined that the officer partially or completely failed to meet the applicable standard of conduct, or if no determination is reached within a reasonable time, the officer may apply to the District Court of the State of Minnesota for a determination of his right to indemnification and the result of any prior determination of that right by disinterested directors or by independent legal counsel or by the shareholders shall not be entered into evidence or considered by the court in its independent determination.

         Section 5. Expenses Advance. Expenses incurred in defending an action may be paid by the corporation in advance of the final disposition of such action as authorized by the Board of Directors in the manner provided in Section 3 of this ARTICLE VII upon receipt of an undertaking by or on behalf of such officers to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation as authorized by law.

         Section 6. Nonexclusivity. The indemnification provided by this By-Law shall not exclude any other right to which an officer may be entitled under any agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another while holding such office, and shall not imply that the corporation may not provide lawful indemnification not expressly provided for in this By-Law.

         Section 7. Insurance. The corporation may purchase and maintain insurance on behalf of any officer against any liability asserted against him and incurred by him in any such capacity to the full extent as may from time to time be permitted by law.


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         Section 8. Notice to Shareholders. If an officer is indemnified by the corporation other than by court order or action by the shareholders, the corporation shall, not later than the next annual meeting of shareholders unless such meeting is held within three months from the date of such payment, and, in any event, within fifteen months from the date of such payment, mail to its shareholders of record at the time entitled to vote for the election of directors a statement specifying the officers paid, the amount paid, and the nature and status of the litigation or threatened litigation at the time of such payment.

                                  ARTICLE VIII

                                  Miscellaneous

         Section 1. Dividends. The Board of Directors may from time to time declare, and the corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law.

         Section 2. Reserves. There may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, deem proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for the purchase of additional property, or for such other purpose as the directors shall deem to be consistent with the interests of the corporation, and the directors may modify or


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abolish any such reserve.

         Section 3. Fiscal Year. The fiscal year of the corporation shall begin on the first day of January and end on the last day of December in each year.

         Section 4. No Seal. This corporation shall have no corporate seal.

         Section 5. Amendments. Except as limited by the Articles of Incorporation of the corporation, these by-laws may be altered or amended by the Board of Directors at any regular or special meeting of directors to the full extent permitted by law, subject, however, to the power of the shareholders of this corporation to alter or repeal such bylaws.

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